UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2012

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-144337	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Supplemental Indenture

On March 28, 2012, United Surgical Partners International, Inc. (“USPI” or the “Company”) announced that as of 5:00 p.m., New York City time, on March 27, 2012 (the “Consent Deadline”), it had received tenders and consents from the holders of approximately 82.26% of the aggregate principal amount of its 8 7/8% senior subordinated notes due 2017 (CUSIP No. 913016AC5) (the “Cash Notes”) and 9 1/4%/10% senior subordinated toggle notes due 2017 (CUSIP No. 913016AF8) (the “Toggle Notes” and, together with the “Cash Notes,” the “Notes”), in connection with its previously announced tender offer and consent solicitation for the Notes, which commenced on March 14, 2012 and is described in the Offer to Purchase and Consent Solicitation Statement dated March 14, 2012 (the “Offer to Purchase”).

Following the receipt of the consents of the holders of the majority of the outstanding principal amount of the Notes, the Company entered into a supplemental indenture (the “Supplemental Indenture”) amending the indenture governing the Notes (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”) and the Guarantors (as described therein). The Supplemental Indenture made certain amendments (the “Amendments”) to the Indenture, including to eliminate substantially all of the restrictive covenants and certain event of default provisions from the Indenture and to reduce the minimum redemption notice period from 30 days to three days. The Supplemental Indenture is effective upon execution, but the Amendments will not be operative until the acceptance for purchase by the Company of the Notes validly tendered (and not validly withdrawn) pursuant to the Offer to Purchase.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 28, 2012, the Company issued a press release announcing the results of its previously announced tender offer and consent solicitation for the Notes. As of 5:00 p.m., New York City time, on March 27, 2012, the Company received tenders and consents from the holders of approximately 82.26% aggregate principal of the outstanding Notes. The withdrawal deadline for the tender offer and consent solicitation has passed. Any Notes previously tendered may no longer be withdrawn and any consents previously delivered may no longer be revoked. The tender offer remains open and is scheduled to expire at 12:00 midnight, New York City time, on April 10, 2012, unless extended or earlier terminated by the Company (the “Expiration Time”). A copy of the press release is filed herewith as Exhibit 99.1.

The tender offer and consent solicitation remain conditioned on the satisfaction of certain conditions, including, among other things, the completion of the Financing Transactions (as such are defined in the Offer to Purchase) (the “Financing Condition”) and certain other conditions as described in the Offer to Purchase. As the Financing Condition has not yet been satisfied, no Notes will be accepted for purchase by USPI and no consent payments will be made by USPI at this time. If any of the conditions are not satisfied prior to the Expiration Time, USPI is not obligated to accept for payment or to purchase or pay for any tendered Notes or make any consent payment, subject to applicable laws, and may terminate its tender offer and consent solicitation or amend its tender offer and consent solicitation to extend the Expiration Time until such time as all conditions are satisfied.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Supplemental Indenture, dated as of March 28, 2012 by and between the Company and the Trustee.

99.1	Press Release issued by the Company on March 28, 2012 announcing the receipt of the requisite consents to amend the indenture governing its 8 7/8% senior subordinated notes due 2017 and 9 1/4%/10% senior subordinated toggle notes due 2017 and its entry into a Supplemental Indenture, dated as of March 28, 2012 by and between the Company and the Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

	By:	/s/ Mark A. Kopser
Mark A. Kopser
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: March 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of March 28, 2012 by and between the Company and the Trustee.

99.1	Press Release issued by the Company on March 28, 2012 announcing the receipt of the requisite consents to amend the indenture governing its 8 7/8% senior subordinated notes due 2017 and 9 1/4%/10% senior subordinated toggle notes due 2017 and its entry into a Supplemental Indenture, dated as of March 28, 2012 by and between the Company and the Trustee.